UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 10, 2010 (February 10, 2010)

FREESCALE SEMICONDUCTOR HOLDINGS I, LTD.

(Exact Name of Registrant as Specified in Charter)

Bermuda	333-141128-05	98-0522138
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6501 William Cannon Drive West, Austin, Texas 78735

(Address of Principal Executive Offices, including Zip Code)

(512) 895-2000

(Registrant’s telephone number, including area code)

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8—Other Events.

Item 8.01	Other Events

On February 9, 2010, Freescale Semiconductor, Inc. (“Freescale”) priced the previously announced private offering of its senior secured notes. The offering consists of $750 million principal amount of Freescale’s 10 1/8% senior secured notes due 2018. The sale of the notes is expected to close on February 19, 2010, subject to certain closing conditions, including receipt of consents from a majority of the lenders to amend Freescale’s senior secured credit facilities and receipt of consents from lenders with respect to at least $1 billion in principal amount of the term loans under the senior secured credit facilities to extend the maturity of their term loans. All of the proceeds from the offering will be used to repay indebtedness outstanding under the senior secured credit facilities at par.

Freescale is an indirect wholly owned subsidiary of Freescale Semiconductor Holdings I, Ltd.

This Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any state in which such offer, solicitation or sale would be unlawful. These securities will not be registered under the Securities Act of 1933 or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act of 1933 and applicable state laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREESCALE SEMICONDUCTOR HOLDINGS I,
LTD.

By:	/S/ DATHAN C. VOELTER
Name:	Dathan C. Voelter
Title:	Assistant Secretary

Date: February 10, 2010